Exhibit 10.29

October 30. 2013

Fidelity & Guaranty Life Business Services. Inc.

1001 Fleet Street

Baltimore, MD 2I202

Attention: General Counsel

Consent to Change in Reporting Structure and Waiver of Good Reason

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Employment Agreement (the “Employment Agreement”), dated as of March 21, 2013, by and between Fidelity & Guaranty Life Business Services, Inc. (the “Company”) and Leland C. Launer, Jr. (the “Executive”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

The Executive hereby agrees that, in connection with the initial public offering of Fidelity & Guaranty Life, he shall no longer report to the Holdings Board and shall instead report to the board of directors of Fidelity & Guaranty Life.

The Executive acknowledges and agrees that this change in reporting structure does not constitute a “Good Reason” event under the terms of his Employment Agreement with the Company, or otherwise trigger any obligation of the Company to pay him severance. The Executive acknowledges and agrees that this letter is intended to constitute “express prior written consent” (as that term is used in Section 7(d)(ii) of the Employment Agreement) to such change in the reporting structure.

Except as expressly provided hereby, this letter shall not be deemed to be a waiver of or modification to any rights of the Executive under the Employment Agreement or any other agreement to which any of the Executive or the Company are parties and all such rights shall remain in full force and effect in accordance with the terms thereof.

This letter may be executed in separate counterparts (including via facsimile or other electronic means), each such counterpart shall be deemed an original, and all such counterparts shall together constitute the same instrument.

[Signature page follows]

Very truly yours,

EXECUTIVE

/s/ Leland C. Launer, Jr.
Leland C. Launer, Jr.

FIDELITY & GUARANTY LIFE BUSINESS SERVICES, INC.

By:	/s/ Rose Boehm
Name: Rose Boehn
Title: SVP – Human Resources

With a copy to:

Jay P. Warren, Esq.

Bryan Cave LLP

1290 Avenue of the Americas

New York, NY 10104

Fax No.: 212-541-1466